                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                   ORNI 1, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

       17.2 Indemnification of Directors, Officers, Employees

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ORNI 1, LLC Agreement

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                       LIMITED LIABILITY COMPANY AGREEMENT

     This Limited Liability Company Agreement of ORNI 1, LLC (the "Company") is
made and entered into as of December __, 2000 by and between the Company and
Ormat Nevada, Inc. a Delaware corporation (the "Member") for the purpose of forming a limited liability company pursuant to the provisions of the Delaware
Limited Liability Company Act (the "Delaware Act").

                                    AGREEMENT

     For and in consideration of the mutual covenants contained in this
Agreement, the Company and the Member agree as follows:

1.   ORGANIZATION OF COMPANY

     1.1  NAME

     The name of the Company is ORNI 1, LLC, or such other name as the Manager may from time to time hereafter designate.

     1.2  FORMATION

     The Member has formed the Company as a Limited Liability Company under the
Act.

     1.3  REGISTERED AGENT

     The name and address of the initial registered agent of the Company are as follows:

     HIQ Corporate Services, Inc.
     15 E. North Street
     Dover, Delaware  19901

2.   DEFINITIONS, RULES OF CONSTRUCTION

     In addition to terms otherwise defined herein, the following terms are used herein as defined below:

     "ACT" means the Delaware Limited Liability Company Act, and any successor statute, as amended from time to time.

     "AGREEMENT" means this Limited Liability Company Agreement as originally executed and as amended or restated from time to time.

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     "MANAGER" means the Manager designated in Section 7 hereof.

     "MEMBER" means the Member identifies in Section 5 hereof.

     "UNIT" means the limited liability company interest of the Member as acquired by the Member pursuant to Section 9 hereof.

     Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words "hereof,"
"herein," and "hereunder" and words of similar import shall refer to this
Agreement as a whole and not to any particular provisions hereof.

3.   PURPOSE

     The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Act, as such business activities may be determined by the Manager from time to time.

4.   PRINCIPAL OFFICE

     The principal office of the Company, and such additional offices as the
Manager may establish, shall be located at such place or places inside or outside the State of Delaware as the Manager may designate from time to time.

5.   THE MEMBER

     The name and business or residence address of the sole Member of the
Company is:

     Ormat Nevada, Inc.
     980 Greg Street
     Sparks, NV  89431-6039

6.   TERM

     The Company shall continue until dissolved and terminated in accordance with Section 15 of this Agreement.

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7.   MANAGEMENT OF THE COMPANY

     7.1  INITIAL MANAGER

     The Manager shall be Ormat Nevada, Inc. The Manager shall serve until it resigns or dissolves. The Manager shall constitute a quorum for the transaction of business, however, any action required or permitted to be taken by the
Manager at a meeting may be taken without a meeting.

     7.2  AUTHORITY OF MANAGER

     The Manager shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. Without limiting the foregoing, the Manager shall have the authority on behalf of the
Company

          (a) to approve any merger or consolidation between or among the
Company and one or more other business entities, including limited liability companies, corporations, business trusts and partnerships (limited or general)
and, in its sole discretion, to approve the terms and conditions of any such merger or consolidation,

          (b) to issue debt or any other securities, to the public or in a private offering, determining, in its sole discretion, the terms and conditions thereof, and to take all actions, including, without limitation, the filing of a registration statement with the adoption of a registration statement already filed with the Commission, necessary or appropriate in connection with the foregoing, and

          (c) to admit additional Members upon such terms and conditions, at such time or times, and for such capital contributions as the Manager shall in its sole discretion shall determine.

     7.3  LIMITATION ON AUTHORITY OF MANAGER

     The Manager shall not have authority to do or take any of the following actions without approval of the Company:

     (i) Perform any act in contravention of this Agreement or that would make it impossible or unreasonably burdensome to carry on the business of the
Company;

     (ii) File for bankruptcy by or on behalf of the Company.

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     7.4  APPOINTMENT BY MANAGER

     The Manager may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Manager may delegate to any such officer, person or entity such authority to act on behalf of the Company as the Manager may from time to time deem appropriate in its sole discretion.

     7.5  EXECUTION OF COMPANY DOCUMENTS

     When the taking of such action has been authorized by the Manager, any officer of the Company or any other person specifically authorized by the
Manager may execute any contract or other agreement or document on behalf of the
Company and may execute and file on behalf of the Company with the Secretary of
State of the State of Delaware any certificates of amendment to the Company's certificate of formation, one or more restated certificates of formation and certificates of merger or consolidation and, upon the dissolution and completion of winding up of the Company, a certificate of cancellation canceling the
Company's certificate of formation.

8.   RESIGNATION OF MANAGER

     The Manager shall not have the right to resign as the Manager of the
Company without the approval of the Company. Upon such approval, the Company shall designate a successor Manager.

9.   CAPITAL CONTRIBUTIONS

     The Member initially shall contribute $100 in U.S. currency and shall receive 1,000 Units. The Member shall make additional capital contributions at such times and in such amounts as shall be determined by the Manager.

10.  DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSS

     Distributions of cash or other assets of the Company to the Member shall be made at such times and in such amounts as the Manager may determine.
Distributions and allocations of taxable net income or net loss shall be made among the Members in proportion to the number of Units owned by each.

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11.  BOOKS AND RECORDS

     The Manager shall maintain records and accounts of all operations and expenditures of the Company. With respect to capital contributions, distributions, and allocations to the Member, the Manager shall maintain records in a written form similar to Exhibit A.

12.  ASSIGNMENTS OF COMPANY INTEREST

     The Member's interest in the Company shall be transferable in whole or in part without the consent of any other person, and the assignee shall be admitted as a Member and admitted to all the rights of the transferring Member upon execution of a counterpart to this Agreement and upon the books and records of the Company being updated to reflect the transfer of the transferring Member's
Company interest to the new Member.

13.  WITHDRAWAL

     The Member shall not withdraw from the Company. The withdrawal of the
Member shall result in the dissolution of the Company pursuant to Section 14.

14.  DISSOLUTION

     Subject to the provisions of Section 15 of this Agreement, the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

     (a)  the determination of the Member to dissolve the Company; or

     (b)  at such time as there is no Member.

15.  WINDING UP

     15.1 RESPONSIBILITY FOR WINDING UP

     Upon dissolution of the Company pursuant to Section 14, the Manager may wind up the Company's affairs; but the Court of Chancery, upon cause shown, may wind up the Company's affairs upon application of a legal representative or assignee of the Manager, and in connection therewith may appoint a liquidating
Trustee.

     15.2 DISTRIBUTION OF ASSETS UPON WINDING UP

     Upon the winding up of the Company, the assets shall be distributed as follows:

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     a. To creditors, including the Member should it be a creditor, in satisfaction of liabilities of the Company other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to the Member; and

     b. The remainder, if any, shall go to the Members in proportion to the number of Units owned by each.

16.  LIMITATION ON LIABILITY

     The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member and Manager of the Company shall not be obligated personally for any such debt, obligation or liability of the
Company solely by reason of being the Member or Manager.

17.  INDEMNIFICATION

     17.1 INDEMNIFICATION OF MANAGER AND MEMBER

     To the fullest extent not prohibited by law, the Company shall indemnify and hold harmless the Member and Manager from and against any and all losses, claims, demands, costs, damages, liabilities (joint and several), expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which the Member of Manager may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to any business of the Company transacted or occurring while the Member was a Member or the Manager was a Manager, as the case may be, regardless of whether the Member of Manager continues to be a Member or the Manager of the Company at the time any such liability or expense is paid or incurred.

     17.2 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including a service with respect to an employee benefit plan (hereinafter an
"indemnitee"), whether the basis of such a proceeding is alleged action in an official capacity as a director, officer, employee or

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agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended
(but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

18.  RELIANCE BY THIRD PARTIES

     This Agreement is entered into among the Company and the Member for the exclusive benefit of the Company, its Member, and their successors and assigns.
Specifically (but not by way of limitation), this Agreement is not intended for the benefit of any creditor of the Company or any other person. Except to the extent provided by applicable statute, and then only to that extent, no such creditor or third party shall have any rights under this Agreement or under any other agreement between the Company and the Member, either with respect to any contribution to the Company or otherwise.

19.  NO CORPORATION OR PARTNERSHIP INTENDED FOR NONTAX PURPOSES

     The member has formed the Company under the Act, and expressly denies any intent hereby to form a partnership under either the Delaware Uniform
Partnership Act or the Delaware Limited Partnership Act or a corporation under the Delaware General Corporation Laws. For federal income tax purposes, the
Member intends to treat this entity as a division of Ormat Nevada, Inc.

20.  AMENDMENTS

     This Agreement may be amended only upon the written consent of the Ormat
Nevada, Inc.

21.  APPROVAL

     Any required approval by the Company under this Agreement, the Act or otherwise shall be made by obtaining the written consent of Members owning more than 50% of the total outstanding Units of the Company.

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22.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of
December 14, 2000.

                                        MEMBER:

                                        Ormat Nevada, Inc.

                                        By /s/ Connie Stechman
                                           -------------------------------------
                                           Its Assistant Secretary

                                        MANAGER:

                                        Ormat Nevada, Inc.

                                        By: /s/ Connie Stechman
                                            ------------------------------------
                                            Its Assistant Secretary

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                                    EXHIBIT A

       MEMBER              CAPITAL      UNITS   DISTRIBUTIONS   ALLOCATIONS
   NAME & ADDRESS       CONTRIBUTIONS   OWNED    DATE/AMOUNT    DATE/AMOUNT
   --------------       -------------   -----   -------------   -----------
  Ormat Nevada, Inc.       $100.00      1,000
   980 Greg Street
Sparks, NV 89431-6039

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